TERMINATION AGREEMENT



THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into this 11th day of July, 1996, by and between GERIATRIC & MEDICAL COMPANIES, INC., a Delaware corporation (hereinafter "GMC") and ESTHER PONNOCKS (hereinafter "Employee").

B A C K G R O U N D

GMC and Employee are parties to an Employment Agreement dated as of June 1, 1992 (the "Employment Agreement"), a true and correct copy of which is attached hereto.

GMC and GENESIS HEALTH VENTURES, INC., a Delaware corporation ("GHV") are about to enter into a Merger Agreement (the "Merger Agreement") pursuant to which GHV, or its affiliate, will become the owner of all the issued and outstanding stock of GMC and the GMC shareholder shall receive cash for their shares. All defined terms herein shall have the meanings ascribed to them in the Merger Agreement unless the context clearly requires the contrary.

A condition of GHV to entering into the Merger Agreement is the agreement by Employee to cancel the Employment Agreement.

Employee has agreed to cancel the Employment Agreement, effective upon the Effective Time of the merger contemplated by the Merger Agreement (the "Effective Time"), under and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Effective as of the "Effective Time" of the proposed merger between GMC and GHV (or an affiliate of GHV) pursuant to the Merger Agreement, the Employment Agreement be and the same shall be terminated and of no further force or effect. In the event the Effective Time does not occur on or before February 1, 1997, this Agreement shall terminate and cease to be of any further force or effect.

2. On the Effective Time, GMC shall pay Employee the sum of $200,000.

3. On the Effective Time, GMC shall pay up to $600,000 to Karr Barth Associates, or its designee, to fund, Employee's secured supplemental pension plan to provide an annuity for Employee's lifetime, commencing on the first day of the month following the first anniversary of the Effective Time, in the amount of $75,000 per year. In addition, GMC shall pay to Employee, or cause GMC to pay to Employee, up to $250,000, being an amount equal to the income taxes to be incurred by Employee in connection with such funding.

4. Upon termination of the consulting agreement, GMC shall transfer to Employee, or shall cause GMC to transfer to Employee, the vehicle presently made available to her, without any cost or expense to her.

5. (i) Employee hereby releases, acquits and discharges GMC and GHV and their agents, employees, officers, directors and shareholders and their predecessors, successors and assigns from and against all claims, actions and causes of action (collectively the "claims"), of every kind, nature and description, whenever they arose, arising out of or related to her employment and the termination thereof, or relating to GMC's and GHV's actions prior to the execution of this Agreement, whether known or unknown, asserted or unasserted, including, but not limited to, all claims for reinstatement, reemployment, damages, wages, monies, costs and attorneys fees, arising under or out of any federal, state and local laws and statutes, including but not limited to, the National Labor Relations Act, as amended, Title VII of the Civil Rights Acts of 1964, as amended, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Commonwealth of Pennsylvania Human Relations Act, Employee Retirement Income Security Act (ERISA), Consolidated Omnibus Budget Reconciliation Act (COBRA), Older Workers Benefit Protection Act (OWBPA), wage and hour and wage payment collection laws, health, medical, or fringe benefit- related law, worker's compensation laws, any express or implied public policy of the United States, the Commonwealth of Pennsylvania, or any state, county or locality, the common law, civil codes, constitution, express or implied contracts, actions in tort, or wrongful discharge or breach of contract, case decisions, or any other source whatsoever. Employee expressly waives all rights she may have under such laws and statutes and any other labor and employment related laws and statutes arising or relating to GMC's and GHV's actions prior to the execution of this Agreement.

(ii) Employee acknowledges that she has been instructed to and has had the opportunity to review this Agreement with an attorney or any representative of her choosing before signing it. Employee further acknowledges that she will have twenty-one days from the date hereof until the Effective Time to consider this Agreement.

(iii) Employee understands that she shall have seven days to revoke this Agreement after she has executed it. Employee further understands that this Agreement shall not be effective or enforceable until after the revocation period has expired.

6. This Agreement: (i) contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter; (ii) may not be amended or modified except in writing signed by each of the parties hereto; (iii) shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania; and (iv) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             GERIATRIC & MEDICAL COMPANIES, INC.


                             BY: /s/ Daniel Veloric
                                     Chairman of the Board and
                                     President



WITNESS:                            EMPLOYEE:


- --------------------- -----------------------------------
                                            ESTHER PONNOCKS